Cue Biopharma Reports First Quarter 2026 Financial Results and Recent Strategic Developments

Moves designed to strengthen leadership and financial position, advance portfolio, and leverage expertise in precision immunoengineering

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Enhanced the company’s portfolio with an exclusive license for, CUE-221, a Phase 2 program targeting allergic disease

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Hosted virtual R&D day showcasing CUE-401, a bifunctional IL-2 and TGF-B program targeting autoimmune disease

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Strengthened the company’s balance sheet and ability to fund anticipated cash needs with a $30 million private placement and received a $7.5 million milestone payment under a collaboration and license agreement
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Appointed Shao-Lee Lin, M.D., Ph.D., as President, CEO and Board Director to lead continued growth and transformation into a clinical-stage company.

BOSTON, MA, May 14, 2026 -- Cue Biopharma, Inc. (Nasdaq: CUE), a clinical stage therapeutics company focused on developing transformative therapies targeting functional cures for immunological disorders, today reported first quarter 2026 financial results and highlighted recent corporate progress and upcoming milestones.

“We are excited to advance our enhanced portfolio targeting the potential for functional cures for allergic and autoimmune diseases with high unmet need. Our newly expanded pipeline reflects our strengthened strategy and position in anticipation of significant value-driving milestones in the second half of 2026,” said Shao-Lee Lin, M.D., Ph.D., president and chief executive officer of Cue Biopharma. “With the recent financing, we believe our current cash runway will be sufficient to support the execution of our expected clinical milestones for CUE-221 and CUE-401. As a team, we look forward to leveraging our strength in precision immunoengineering to advance these assets and create long-term shareholder value to provide transformative therapies for patients.”

Business Highlights
Pipeline and Strategy

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Enhanced pipeline with CUE-221 (formerly known as Ascendant-221), a late-stage novel clinical anti-IgE asset with a dual-mechanism through an exclusive license from Ascendant Health Sciences Ltd (Ascendant Health).
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Hosted a virtual R&D Day focused on CUE-401, a potential first-in-class bifunctional cytokine designed to induce tolerance in autoimmune and inflammatory diseases.

Financial and Corporate

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Completed a private placement of pre-funded warrants and accompanying common warrants for gross proceeds of approximately $30 million, before placement agent fees and offering expenses, and aggregate net proceeds of approximately $28 million, to support the company’s clinical pipeline, including advancing CUE-221.
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Received a $7.5 million preclinical milestone payment under the Boehringer Ingelheim collaboration and license agreement for the selection and approval of Boehringer Ingelheim’s first compound for lead optimization.

Leadership

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Appointed a new President and CEO, Shao-Lee Lin, M.D., Ph.D., a biopharmaceutical executive and physician scientist with 25 years of experience in core immunology experience who has helped build multi-billion-dollar portfolios, built strong teams, and taken a company from inception to IPO. Additional executives join Cue's legacy team in forming a growing complement of clinical and preclinical expertise across the company.

Upcoming Milestones
CUE-221:

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Cue expects to submit an Investigational New Drug (IND) amendment to the U.S. Food and Drug Administration (FDA) to expand development into food allergy in the second half of 2026.

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Results from Ascendant Health’s ongoing China Phase 2 placebo-and active-controlled dose-ranging study in Chronic Spontaneous Urticaria are expected in the second half of 2026.

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Plan to initiate global, Phase 2b trial in food allergy pending Cue’s review of results from Ascendant Health’s ongoing the China Phase 2 CSU study results.

CUE-401:

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Cue expects to submit an IND to the FDA in the second half of 2026
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Phase 1 first-in-human study expected to be initiated by year-end 2026.

First Quarter 2026 Financial Results

First quarter revenue was $5.7 million compared to $0.4 million in the first quarter of 2025. The revenue earned during the three months ended March 31, 2026 was related to the Boehringer Ingelheim collaboration and license agreement. The revenue earned during the three months ended March 31, 2025 was related to the agreement with Ono Pharmaceutical, which was terminated in March 2025.

Research and development expenses were $6.9 million for the three months ended March 31, 2026 compared to $8.5 million in 2025. The decrease was primarily due to lower clinical trial costs for the company’s CUE-100 series, as well as decreases in expenditure for total employee compensation due to attrition.

General and administrative expenses were $4.2 million for both the three months ended March 31, 2026 and 2025.

Net loss for the three months ended March 31, 2026 was $5.2 million compared to $12.3 million in 2025.

As of March 31, 2026, the Company had $16.4 million in cash and cash equivalents. Subsequent to March 31, 2026, the Company has completed a $30 million private placement financing and also received a milestone payment of $7.5 million from Boehringer Ingelheim.

Cue Biopharma, Inc.
Condensed Consolidated Statement of Operations (Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Collaboration revenue	$5,686	$421
Operating expenses:
General and administrative	4,152	4,173
Research and development	6,897	8,547
(Gain) on lease termination	(10)	—
Total operating expenses	11,039	12,720
Loss from operations	(5,353)	(12,299)
Other income (expense):
Interest income	179	170
Interest expense	(4)	(128)
Total other income, net	175	42
Net loss	$(5,178)	$(12,257)
Net loss per common share – basic and diluted	$(1.08)	$(4.95)
Weighted average common shares outstanding – basic and diluted	4,807,494	2,475,156

(*) The number of shares and per share amounts have been retroactively adjusted to reflect the one-for-thirty (1-for-30) reverse stock split, which was effective on April 23, 2026.

Cue Biopharma, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, In thousands)

	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$16,379	$27,136
Other assets	14,498	15,076
Total assets	$30,877	$42,212
Liabilities and stockholders’ equity
Liabilities	$9,269	$15,780
Stockholders' equity	21,608	26,432
Total liabilities and stockholders’ equity	$30,877	$42,212

About Cue Biopharma

Cue Biopharma (Nasdaq: CUE) is a clinical stage therapeutics company focused on advancing a portfolio of potentially transformative therapies aimed at enabling functional cures across immunological disorders. Its lead asset is a novel anti-IgE antibody with a dual-mechanism of action, currently in Phase 2 development for allergic diseases. In addition, Cue developed the Immuno-STAT® platform which selectively targets disease-specific T cells in vivo without broad immune modulation. Its lead autoimmune candidate, CUE-401, is advancing towards Phase 1 and was designed to regulate inflammation and drive Treg-mediated tolerance. Cue is led by an experienced management team with deep expertise in identifying, acquiring, and advancing promising drug candidates.

For more information please visit www.cuebiopharma.com and follow us on X and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the company’s belief regarding the potential benefits and applications of its drug candidates and programs, including the company’s plans to further advance its assets, including CUE-401 and CUE-221, including anticipated timing for regulatory submissions and initiation of clinical trials; the anticipated timeline for reporting data from Ascendant Health’s China Phase 2 study for CUE-221; the potential therapeutic benefits of the company’s assets, including CUE-401 and CUE-221; and the sufficiency of the company’s current cash and cash equivalents to fund its anticipated clinical milestones for CUE-401 and CUE-221 for the remainder of 2026. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely,” “promise” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the company’s ability to maintain and establish collaboration, licensing and other arrangements; the company’s limited operating history, limited cash and a history of losses; the company’s ability to obtain adequate financing to fund its business operations in the near term and successfully remediate its current “going concern” determination that it does not have sufficient capital on hand to continue operations beyond the next twelve months; the company’s ability to achieve profitability; potential setbacks in the company’s research and development efforts for its current and future drug product candidates, including negative or inconclusive results from its preclinical studies or clinical trials or the company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; serious and unexpected drug-related side effects or other safety issues experienced by participants in clinical trials; potential challenges associated with clinical trials conducted in China and the company’s access to, and acceptability of, the data therefrom; its ability to secure required FDA or other governmental approvals for its product candidates and the breadth of any approved indication; delays and changes in regulatory requirements, policy and guidelines including potential delays in submitting required regulatory applications to the FDA; the company’s reliance on licensors, collaborators, contract research organizations, suppliers and other business partners; the company’s ability to obtain adequate financing to fund its business operations in the future and ability to continue as a going concern; the company’s ability to maintain and enforce necessary patent and other intellectual property protection; competitive factors; general economic and market conditions and the other risks and uncertainties described in the Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations sections of the company’s most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report(s) on Form 10-Q. Any forward-looking statement made by the company in this press release is based only on information currently available to the company and speaks only as of the date on which it is made. The company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor and Media Contact

Agnes Lee

Chief Officer of Public and Investor Relations

Marie Campinell

Senior Director, Corporate Communications

ir@cuebio.com
Cue Biopharma, Inc.